                      MASTER CANADIAN TRANSACTION AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 12th day of July, 1999

B E T W E E N:

                           WARNER MUSIC CANADA LTD.
                           a corporation incorporated under the laws of Ontario (hereinafter referred to as "Time Warner Canada")

                                            - and -

                           SONY MUSIC ENTERTAINMENT (CANADA) INC.
                           a corporation incorporated under the laws of Canada (hereinafter referred to as "Sony Canada")

                                            - and -

                           THE COLUMBIA HOUSE COMPANY (CANADA) a general partnership formed under the laws of Ontario (hereinafter referred to as "Columbia House Canada"), the partners of which are Time Warner Canada and Sony Canada

                                            - and -

                           CANADIAN SUB an unlimited liability company formed under the laws of Nova Scotia (hereinafter referred to as "Canadian Sub")

                                            - and -

                           DELAWARE HOLDCO CORPORATION
                           a corporation incorporated under the laws of Delaware (hereinafter referred to as "Holdco").

      WHEREAS in connection with the merger of certain businesses of CDnow, Inc., Time Warner Inc., and Sony Corporation of America pursuant to an Agreement of Merger and Contribution dated as of July 12, 1999 (the "Merger and Contribution Agreement") the parties hereto desire to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable law to complete a transaction resulting in the transfer of certain assets to and assumption of liabilities of Columbia House Canada by Canadian Sub, a Nova Scotia unlimited liability company that will become a wholly-owned subsidiary of Holdco, and the receipt of shares of Class B Common Stock, with a par value U.S. $0.01 per share, of Holdco and exchangeable shares of Canadian Sub that may be exchanged for shares of Holdco Common Stock;

      WHEREAS for U.S. federal income tax purposes it is intended that the Merger and the Contributions (as defined in the Merger and Contribution Agreement), as well as the transfer by Columbia House Canada of Canadian Sub to Holdco in exchange for Holdco Class B Common Stock and the acquisition of the Canadian Sub Exchangeable Shares (as such terms are defined below), qualify as exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 DEFINITIONS - Terms used but not defined herein shall have the meanings set forth in the Merger and Contribution Agreement. In addition, whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

      "AGREEMENT" means this Master Canadian Transaction Agreement, including all schedules, and all instruments supplementing, amending or confirming this Agreement and references to "ARTICLE", "SCHEDULE" or "SECTION" mean and refer to the specified Article or Section of or Schedule to this Agreement;

      "BOOKS AND RECORDS" means all books, records, books of account, sales and purchase records, lists of suppliers and customers, personnel records, business reports, plans and projections and all other documents, files, records, correspondence, and other data and information, financial or otherwise, relating to the Business or the Business Assets;

      "BUSINESS" means all of the commercial activities currently carried on by Columbia House Canada;

      "BUSINESS ASSETS" means all the assets of Columbia House Canada other than Cash;

      "CANADIAN SUB COMMON SHARES" shall have the meaning given in Section 2.4;

      "CANADIAN SUB EXCHANGE SHARES" shall have the meaning given in Section
      2.4;

      "CANADIAN TRANSACTION AGREEMENTS" means this Agreement, the Support Agreement, Exchange Agreement and Voting Trust Agreement;

      "CANADIAN TRANSACTION" means the acquisition and transfer of the Business Assets, the exchange of Canadian Sub shares by Columbia House Canada with Holdco for Common Stock of Holdco, the acquisition of Exchangeable Shares, the distribution of property of Columbia House Canada, the dissolution and distribution of the remaining property of Columbia House Canada to Time Warner Canada and Sony Canada, all other actions contemplated by this Agreement and all actions necessary or desirable to give effect to the foregoing;

      "CASH" means cash and cash equivalents;

      "CLAIMS" means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including, without limitation, reasonable professional fees and all costs incurred (i) in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing or
      (ii) in pursuing any claim for indemnity or damages pursuant hereto provided that the Person pursuing such claim is determined to be entitled to such indemnity or damages;

      "CLOSING" means the completion of the Canadian Transaction;

      "CLOSING DATE" means the date determined under the Merger and Contribution Agreement to be the date that the Closing of the transactions contemplated thereby shall occur or such other date as the Parties may agree as the date upon which the Closing shall take place;

      "CLOSING TIME" means the Effective Time determined under the Merger and Contribution Agreement;

      "ELECTED AMOUNT" shall have the meaning given in Section 2.6;

      "ENCUMBRANCES" means any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature;

      "EXCHANGE AGREEMENT" means the exchange agreement to be entered into between Holdco, and Columbia House Canada as of the Closing Date in the form of Schedule 1.1.1;

      "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of Canadian Sub which shall have the rights, privileges, restrictions and conditions set forth in Schedule 1.1.2, including the right on demand to exchange such shares for an equal number of shares of Common Stock of Holdco;

      "GOVERNMENTAL AUTHORITIES" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court having jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

      "GST" shall have the meaning given in Section 2.10;

      "ITA" shall have the meaning given in Section 2.1(g);

      "LAWS" means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgements or other requirements of any Governmental Authority;

      "PARTIES" means Time Warner Canada, Sony Canada, Columbia House Canada, Holdco and Canadian Sub collectively, and "Party" means any one of them;

      "PARTNERSHIP AGREEMENT" shall have the meaning given in Section 2.1(f);

      "SUPPORT AGREEMENT" means the support agreement to be entered into as of the Closing Date between Holdco and Canadian Sub in the form of Schedule 1.1.3;

      "TAXES" includes, without limitation, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including, without limitation, those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all unemployment insurance, health insurance and government pension plan premiums;

      "VOTING TRUST AGREEMENT" means the voting trust agreement to be entered into as of the Closing Date between Holdco, Canadian Sub, Columbia House Canada and an appointed trustee satisfactory to the Parties in the form of
      Schedule 1.1.4.

1.2   CERTAIN RULES OF INTERPRETATION - In this Agreement:

      (a) TIME - time is of the essence in the performance of the Parties' respective obligations;

      (b) CURRENCY - unless otherwise specified, all amounts in this Agreement are stated and shall be paid in Canadian currency;

      (c) HEADINGS - the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections and shall not affect in any way the meaning or interpretation of this Agreement;

      (d) SINGULAR, ETC. - unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders;

1.3 ENTIRE AGREEMENT - The Canadian Transaction Agreements, taken together with all documents delivered pursuant thereto, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Canadian Transaction and (b) are not intended to confer upon any person other than the parties any rights or remedies.

1.4 APPLICABLE LAW - This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. The Parties shall attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario.

1.5 ACCOUNTING PRINCIPLES - All accounting terms not otherwise defined in this Agreement have the meanings assigned to them by Canadian generally accepted accounting principles.

1.6 SCHEDULES - The schedules to this Agreement, as listed below, are an integral part of this Agreement:

            Schedule 1.1.1 - Exchange Agreement
            Schedule 1.1.2 - Exchangeable Share Provisions of Canadian Sub
            Schedule 1.1.3 - Support Agreement
            Schedule 1.1.4 - Voting Trust Agreement
            Schedule 1.1.5 - Assignment and Conveyance
            Schedule 2.5   - Purchase Price Allocation

                                    ARTICLE 2
                              CANADIAN TRANSACTION

2.1 ACTION BY THE PARTIES - At the Closing Time the Canadian Transaction shall be completed in the following order:

      (a) TRANSFER OF BUSINESS ASSETS - Columbia House Canada shall transfer to Canadian Sub (a wholly-owned subsidiary of Columbia House Canada and a Nova Scotia unlimited liability company) all of the Business Assets and Cash in the amount of $500,000 in exchange for 2 Canadian Sub Common Shares and 4,989,052 Canadian Sub Exchange Shares (collectively, the "Canadian Sub Shares") and the assumption of liabilities described in paragraph 2.1(b) below. Canadian Sub shall deliver to Columbia House Canada the Canadian Sub Shares as provided in Section 2.4.

            Columbia House Canada shall execute and deliver to Canadian Sub all such conveyances, assignments, instruments of transfer, deeds, assurances, consents and other documents as Canadian Sub considers necessary to effectively transfer to Canadian Sub all Columbia House Canada's right, title and interest in, to and under, or in respect of the Business Assets and Canadian Sub shall effect such registrations, recordings and filings with public authorities as may be required in connection with the transfer of ownership to Canadian Sub of the Business Assets.

      (b) ASSUMPTION OF LIABILITIES - Simultaneously with the transfer of assets described in paragraph 2.1(a) above, Canadian Sub shall assume and agree to discharge or perform when due the liabilities, debts and obligations of Columbia House Canada, whether as debtor, guarantor, surety or otherwise and whether present or future, absolute or contingent, arising before, on or after the Closing Date.

      (c) EXCHANGE OF SHARES - Immediately following the transfer and assumption referred to in paragraphs 2.1(a) and (b) above, Columbia House Canada will transfer to Holdco the Canadian Sub Common Shares, in exchange for 3,888 shares of Class B Common Stock of Holdco, so that following such transfer, Holdco will hold all of the issued and outstanding Canadian Sub Common Shares and Columbia House Canada will hold 3,888 shares of Class B Common Stock of Holdco and all the issued and outstanding Canadian Sub Exchange Shares.

      (d) TRANSFER OF EXCHANGE SHARES TO CANADIAN SUB IN EXCHANGE FOR EXCHANGEABLE SHARES - Immediately following the exchange of shares referred to in paragraph 2.1(c) above, Columbia House Canada shall transfer the Canadian Sub Exchange Shares to Canadian Sub in exchange for Exchangeable Shares. Following the transfer of Exchange Shares to Canadian Sub, the Exchange Shares shall be cancelled. As a result of such transfer, Columbia House Canada shall be the sole and beneficial owner of 4,989,052 Exchangeable Shares. Holdco shall take, and shall cause Canadian Sub to take, all steps and proceedings, including filing articles of amendment to the Articles of Association of Canadian Sub to create the Exchangeable Shares and providing for the transfer of Exchange Shares to Canadian Sub in exchange for Exchangeable Shares, as may be required to give effect to the foregoing. In connection with the transfer of Canadian Sub Exchange Shares, Columbia House Canada shall surrender any Canadian Sub Exchange Share certificates and thereupon be issued share certificates representing the Exchangeable Shares.

      (e) EXECUTION OF CERTAIN AGREEMENTS - Immediately following the completion of the matters referred to in paragraph 2.1(d) above, the Exchange Agreement, the Support Agreement and the Voting Trust Agreement shall be executed and delivered by the parties thereto.

      (f) DISTRIBUTION OF COLUMBIA HOUSE CANADA'S PROPERTY - Immediately following the completion of the matters referred to in paragraph 2.1(e) above, Columbia House

            Canada shall distribute to each of Time Warner Canada and Sony Canada, in accordance with the provisions of the Columbia House Canada Partnership Agreement (the "Partnership Agreement") and all applicable Laws, all the property of Columbia House Canada other than the Exchangeable Shares and Cash of Columbia House Canada, including, for greater certainty, all the rights and obligations of Columbia House Canada under the Exchange Agreement and the Voting Trust Agreement, and all of the shares of Class B Common Stock of Holdco held by Columbia House Canada. Columbia House Canada shall execute and deliver to each of Time Warner Canada and Sony Canada all such conveyances, assignments, instruments of transfer, deeds, assurances, consents and other documents as either Time Warner Canada or Sony Canada considers necessary to effectively transfer to them all Columbia House Canada's right, title and interest in, to and under, or in respect of such property, including the Assignment and Conveyance in the form of Schedule 1.1.5. hereto, and each of Time Warner Canada and Sony Canada shall effect such registrations, recordings and filings with public authorities as may be required in connection with the transfer of ownership to Time Warner Canada and Sony Canada of such property. Such shares of Class B Common Stock of Holdco shall thereupon be registered in the names of Time Warner Canada and Sony Canada in accordance with their respective interests therein.

      (g) DISSOLUTION OF COLUMBIA HOUSE CANADA AND DISTRIBUTION OF COLUMBIA HOUSE CANADA'S PROPERTY - Time Warner Canada and Sony Canada hereby agree that effective immediately following the completion of the steps outlined above, Columbia House Canada shall be dissolved and wound-up pursuant to the provisions of the Partnership Agreement and applicable Laws, thereby causing Columbia House Canada to cease to exist. In connection with the dissolution and wind-up of Columbia House Canada, all of the remaining property of Columbia House Canada, which shall consist of any remaining Cash of Columbia House Canada and the Exchangeable Shares, shall be distributed on the Closing Date in accordance with the provisions of the Partnership Agreement and applicable Laws, including Subsection 85(3) of the Income Tax Act (Canada) (the "ITA") to Time Warner Canada and Sony Canada.

      (h) OTHER DOCUMENTS - The Parties shall deliver such other documents as may be necessary or desirable to complete all transactions contemplated by this Agreement (including Schedules) and as provided for herein.

2.2 PLACE OF CLOSING - The Closing shall take place on the Closing Date at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, or at such other place as may be agreed upon by the Parties.

2.3 CONSIDERATION - The consideration payable by Canadian Sub for the Business Assets (the "Consideration") shall be the amount equal to the aggregate of the value of 4,989,052 shares of Class B Common Stock of Holdco and $100,000 and the assumption of liabilities pursuant to paragraph 2.1(b), exclusive of all applicable sales and transfer taxes.

2.4 SATISFACTION OF CONSIDERATION - At the Closing Time, the Consideration shall be satisfied by (i) the issuance by Canadian Sub to Columbia House Canada of (a) 4,989,052 special shares in the capital of Canadian Sub (the "Canadian Sub Exchange Shares")(which shares will be transferred to Canadian Sub immediately following the issuance thereof in exchange for Exchangeable Shares) and (b) 2 common shares in the capital of Canadian Sub (the "Canadian Sub Common Shares") and (ii) the assumption of liabilities and the performance of the other covenants required to be performed on or prior to Closing hereunder or under the Exchange Agreement, the Support Agreement or the Voting Trust Agreement.

2.5 ALLOCATION OF THE CONSIDERATION - For Canadian tax purposes, the Consideration shall be allocated among the Business Assets in accordance with Schedule 2.5. Columbia House Canada, the partners of Columbia House Canada and Canadian Sub agree to report the acquisition and transfer of the Business Assets in any returns required to be filed under the ITA and any other taxation statutes in accordance with the provisions thereof.

2.6 SECTION 85 ELECTIONS - It is intended that the transfer hereunder of the Business Assets to Canadian Sub and of the Exchange Shares to Canadian Sub be on a tax-deferred basis to Columbia House Canada for purposes of the ITA and applicable provincial income tax statutes. In order to give effect to this intention, Columbia House Canada and Canadian Sub shall, in a timely manner, jointly execute and file elections under Subsection 85(2) of the ITA in prescribed form and elections in prescribed form under the corresponding provisions of applicable provincial income tax statutes in respect of the transfer of the Business Assets and the Exchange Shares.

2.7 U.S. TAX CHARACTERIZATION - It is intended at all times for U.S. federal income tax purposes that (a) the Exchangeable Shares be treated as Common Stock of Holdco; and (b) Canadian Sub be treated as a "disregarded entity" and, as such, after giving effect to the transaction contemplated hereby, a branch or division of Holdco. The Parties agree to, and agree to cause their respective affiliates to, file all U.S. tax returns consistent with such treatment and to otherwise follow such treatment for all U.S. tax purposes.

2.8 INDEMNIFICATION - If the Closing shall occur, Holdco shall indemnify each of Time Warner Canada, Sony Canada and each of their respective affiliates, stockholders, partners, directors, officers, employees and agents, against and hold them harmless from (i) any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and disbursements and other reasonable professional fees and disbursements, whether or not litigation is instituted) (collectively, "Losses") suffered or incurred by any such indemnified party related to, or arising out of, the liabilities of Columbia House Canada assumed by Canadian Sub, (ii) any and all Losses related to, or arising out of, the business, operations, activities, affairs, properties, assets or liabilities of Columbia House Canada or any of its subsidiaries, whether arising before, on or after the Closing Date, and (iii) any and all Losses (other than any income tax or capital tax liability incurred by Time Warner Canada or Sony Canada in their personal capacities) incurred by any such indemnified party related to, or arising out of, liabilities of Canadian Sub due to the status of Sony Canada and Time Warner Canada under Canadian federal and provincial Law as shareholders of Canadian Sub.

2.9 SALES AND TRANSFER TAXES - Each of Canadian Sub and Columbia House Canada shall pay directly to the appropriate taxing authorities all sales and transfer taxes, registration charges and transfer fees other than the goods and services tax ("GST") imposed under Part IX of the Excise Tax Act (Canada) payable by it, applicable in respect of the purchase and sale of the Business Assets under this Agreement and, upon the reasonable request of each such Party, the other such Party shall furnish proof of such payment.

2.10 GST ELECTION - Canadian Sub and Columbia House Canada shall jointly elect under subsection 167(1) of Part IX of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax, that no tax be payable with respect to the transfer and acquisition of the Business Assets pursuant to this Agreement. Canadian Sub and Columbia House Canada shall make such election in the prescribed form containing prescribed information pursuant to the Excise Tax Act and any provincial legislation imposing a similar value added or multi-staged tax, and Canadian Sub shall file the joint election in compliance with the requirements of the Excise Tax Act and any provincial legislation imposing a similar value added or multi-staged tax.

2.11 BULK SALES ACT - It is agreed that Canadian Sub shall not require Columbia House Canada to comply, or to assist Canadian Sub to comply, with the requirements of the Bulk Sales Act (Ontario), or such other comparable legislation in any other jurisdiction as may be applicable to the transfer of the Business Assets.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

      The respective obligations of the Parties to complete the Canadian Transaction and any other transaction contemplated under the Canadian Transaction Agreements shall be subject to the satisfaction (or waiver by the applicable beneficiary of the applicable condition) of each of the conditions precedent set forth in Article IX of the Merger and Contribution Agreement.

                                    ARTICLE 4
                                     GENERAL

4.1 EXPENSES - All fees and expenses incurred in connection with the Canadian Transaction shall be borne by Canadian Sub if the Canadian Transaction is consummated.

4.2 NOTICES - Any notice, request, claim, demand and other communication under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

      (a)   if to Time Warner Canada at:

            Address:            Warner Music Canada Ltd.
                                3751 Victoria Park Avenue
                                Toronto, Ontario
                                M1P 2J1

            Attention:          Garry Newman
                                President

            Telephone:          (416) 491-5005
            Fax:                (416) 491-0460

      (b)   if to Sony Canada at:

            Address:            Sony Canada
                                1121 Leslie Street
                                Don Mills, Ontario

            Attention:          Richard C. Camilleri
                                President

            Telephone:          (416) 391-3311
            Facsimile:          (416) 447-5236

      (c)   if to The Columbia House Company (Canada) at:

            Address:            5900 Finch Avenue East
                                Scarborough, Ontario
                                M1B 5X7

            Attention:          Harjinder Atwal
                                Executive Vice-President and General Manager

            Telephone:          (416) 299-9400
            Facsimile:          (416) 299-2737

      (d)   if to Canadian Sub at:

            Address: c/o The Columbia House Company (Canada) 5900 Finch Avenue East
                                Scarborough, Ontario
                                M1B 5X7

            Attention:          Harjinder Atwal
                                Executive Vice-President and General Manager

            Telephone:          (416) 299-9400
            Facsimile:          (416) 299-2737

      (e)   if to Delaware Holdco Corporation at:

            Address:            c/o CDnow, Inc.
                                1005 Virginia Drive
                                Ft. Washington, Pennsylvania
                                19034

            Attention:          General Counsel

            Telephone:          (215) 619-9325
            Facsimile:          (215) 619-9521

4.3 ASSIGNMENT - Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other parties; provided, however, that each of Time Warner Canada and Sony Canada may assign its rights, interests and obligations under this Agreement without the prior written consent of the other Parties to an affiliate that will consummate the Canadian Transaction. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

4.4 TERMINATION - This Agreement may be terminated at any time prior to the Closing Time by mutual written consent of Time Warner Canada, Sony Canada and Holdco. This Agreement shall terminate automatically upon the termination of the Merger and Contribution Agreement in accordance with the terms thereof. In the event of a termination of this Agreement as provided herein, this Agreement shall forthwith become void and have no effect, without liability or obligation on the part of any of the Parties hereto other than pursuant to this Article 7, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a Party of its representations, warranties or covenants set forth in any Canadian Transaction Agreement.

4.5 AMENDMENT - This Agreement may be amended by the Parties at any time by an instrument in writing signed on behalf of each of the Parties.

4.6 COUNTERPARTS - This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       WARNER MUSIC CANADA LTD.

                                       By: /s/ GARRY NEWMAN
                                          ______________________________________

                                       By:______________________________________


                                       SONY MUSIC ENTERTAINMENT
                                       (CANADA) INC.

                                       By: /s/ RICHARD C. CAMILLERI
                                          ______________________________________

                                       By: /s/ ALAN DYER
                                          ______________________________________


                                       THE COLUMBIA HOUSE
                                       COMPANY (CANADA)

                                       By: /s/ HARJINDER ATWAL
                                          ______________________________________

                                       By:______________________________________


                                       CANADIAN SUB

                                       By: /s/ HARJINDER ATWAL
                                          ______________________________________

                                       By:______________________________________


                                       DELAWARE HOLDCO
                                       CORPORATION

                                       By: /s/ JASON OLIM
                                          ______________________________________

                                       By:______________________________________